As filed with the Securities and Exchange Commission on January 3, 2001.

                                             Registration File No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         THE SOUTH FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

         South Carolina                                    57-0824914
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)


                              102 South Main Street
                        Greenville, South Carolina 29601
             (864) 255-7900 (telephone) (864) 235-6403 (facsimile)
               (Address, including Zip code, and telephone number,
                              including area code,
                  of registrant's principal executive offices)


                     Amended and Restated Stock Option Plan
                       of The South Financial Group, Inc.
                 ----------------------------------------------
                              (Full title of plan)


                William S. Hummers III, Executive Vice President
                         The South Financial Group, Inc.
                              102 South Main Street
                        Greenville, South Carolina 29601
                                 (864) 255-7913
           ----------------------------------------------------------
           (Name, address, and telephone number, including area code, of agent for service)

                                   Copies to:
                         William P. Crawford, Jr., Esq.
                     Wyche, Burgess, Freeman & Parham, P.A.
                               Post Office Box 728
                      Greenville, South Carolina 29602-0728
              (864) 242-8200 (telephone) (864) 235-8900 (facsimile)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                  Proposed Maximum        Proposed Maximum
Title of Each Class               Amount to               Offering Price            Aggregate            Amount of
of Securities to be Registered    be Registered           Per Security              Offering Price (1)   Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock........              1,000,000 shares        $13.1875(1)               $13,187,500          $3,296.88
-------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h), the average of the high and low prices as reported by the Nasdaq National Market of $13,1875 on December 29, 2000 is used for purposes of calculating the registration fee.

                   The Exhibit Index appears on Page 4 hereof.

PART I:  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.
         ----------------

         Not included in this Registration Statement but provided or to be provided to the participants in The South Financial Group, Inc. Amended and Restated Stock Option Plan, as amended to date (the "Plan") of The South Financial Group, Inc. (the "Company") pursuant to Rule 428(b) of the Securities Act of 1933, as amended (the "Securities Act").


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
         -----------------------------------------------------------

         Not included in this Registration Statement but provided or to be provided to the Plan's participants pursuant to Rule 428(b) of the Securities Act.


PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

         The following documents or portions thereof are hereby incorporated by reference:

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed on March 9, 2000, Commission File No. 0-15083.

         The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000 filed on May 15, 2000, June 30, 2000 filed on August 14, 2000 and September 30, 2000 filed on November 14, 2000 (Commission File No. 0-15083).

         The Company's Current Reports on Form 8-K filed on January 19, 2000, April 25, 2000, June 21, 2000 and August 23, 2000 (Commission File No. 0-15083).

         All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the Company's 1999 fiscal year.

         The description of the Company's common stock contained in the registrant's Form 8-A filed with the Securities and Exchange Commission on or about October 22, 1986, Commission File No. 000-15083.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES
         -------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

         The law firm of Wyche, Burgess, Freeman & Parham, P.A., located in Greenville, South Carolina is counsel to the Company in connection with this Registration Statement and has passed on the legality of the common stock covered hereby. As of November 30, 2000, attorneys of Wyche, Burgess, Freeman & Parham, P.A., beneficially owned in the aggregate approximately 29,000 of the outstanding shares of common stock of the registrant.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

         Reference is made to Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, which provides for indemnification of officers and directors of South Carolina corporations in certain instances in connection with legal proceedings involving any such persons because of being or having been an officer or director. The Company's Bylaws provide (i) that the Corporation shall indemnify any individual made a party to a proceeding because he is or was a Director of the Corporation against liability incurred in the proceeding to the fullest extent permitted by law, and (ii) that the Corporation shall pay for or reimburse the reasonable expenses incurred by a Director who is a party to a proceeding in advance of final disposition of the proceeding to the fullest extent permitted by law. The Company has entered into indemnification agreements with each of its Directors, which generally make the above-referenced Bylaws provisions the basis of a contract between the Company and each director.

         Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, also permits a corporation to purchase and maintain insurance on behalf of a person who is or was an officer or director. The Company maintains directors' and officers' liability insurance.

         Reference is made to Chapter 2 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, respecting the limitation in a corporation's articles of incorporation of the personal liability of a director for breach of the director's fiduciary duty. Reference is made to the Company's Articles of Amendment filed with the South Carolina Secretary of State on April 18, 1989 which state: "A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved gross negligence, intentional misconduct, or a knowing violation of law, (iii) imposed under Section 33-8-330 of the South Carolina Business Corporation Act of 1988 (improper distribution to shareholder), or (iv) for any transaction from which the director derived an improper personal benefit."


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

         Not applicable.

ITEM 8.  EXHIBITS
         --------

Exhibit
-------
4.1      Articles of Incorporation: Incorporated by reference to Exhibit 3.1 of the Company's Registration
         Statement on Form S-4, Commission File No. 33-57389.

4.2      Articles of Amendment dated June 1, 1997. Incorporated by reference to Exhibit 3.2 of the Company's
         Registration Statement on Form S-4 filed on July 30, 1997, Commission File No. 333-32459.

4.3      Articles of Amendment dated April 19, 2000.  Incorporated by reference to Exhibit 99.1 of the Company's
         Current Report on Form 8-K filed on April 25, 2000, Commission File No. 0-15083.

4.4      Amended and Restated Bylaws of the Company,  as amended and restated as of December 18, 1996:  Incorporated  by
         reference to Exhibit 3.1 of the Company's   Current  Report  on  Form  8-K  dated  December  18,  1996, Commission
         File No. 0-15083.

4.5      Amended and Restated Shareholder Rights Agreement: Incorporated by reference to Exhibit 4.1 of the
         Company's Current Report on Form 8-K dated December 18, 1996, Commission File No. 0-15083.

5.1      Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of The South Financial
         Group, Inc.

23.1     Consent of KPMG LLP.

23.2     Consent of Wyche, Burgess, Freeman & Parham, P.A.: Contained in Exhibit 5.1.

24.1     The Power of Attorney: Contained on the signature page of this Registration Statement.

99.1     Amended and Restated Stock Option Plan.  Incorporated by reference to Exhibit 99.1 from the Company's
         Registration Statement on Form S-8, Commission File No. 33-80822.

99.2     Amendment No. 1 to the Company's Amended and Restated Stock Option Plan.  Incorporated by reference to
         Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1998,
         Commission File No. 0-15083.

99.3     Amendment No. 2 to the Company's Amended and Restated Stock Option Plan.


ITEM 9.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on December 29, 2000.

                                THE SOUTH FINANCIAL GROUP, INC.

                                By:      /s/ William S. Hummers III
                                         ---------------------------
                                William S. Hummers III, Executive Vice President

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mack I. Whittle, Jr. and William S. Hummers III, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all annexes thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:

Signature                                    Title                                                     Date
/s/ William R. Timmons, Jr.                 Chairman of the Board                             December 29, 2000
-------------------------------
William R. Timmons, Jr.

/s/ Mack I. Whittle, Jr.                    President, Chief Executive Officer                December 29, 2000
-------------------------------
Mack I. Whittle, Jr.                        and Director (Principal Executive Officer)

/s/ William S. Hummers III                  Executive Vice President, Director                December 29, 2000
-------------------------------
William S. Hummers III                      (Principal Accounting and Financial Officer)

_______________________________             Director
M. Dexter Hagy

/s/ Eugene E. Stone IV                      Director                                          December 29, 2000
-------------------------------
Eugene E. Stone IV

/s/ H. Earle Russell, Jr.                   Director                                          December 29, 2000
-------------------------------
H. Earle Russell, Jr.

/s/ Judd B. Farr                            Director                                          December 29, 2000
-------------------------------
Judd B. Farr

                                       7

/s/ Charles B. Schooler                     Director                                          December 29, 2000
-------------------------------
Charles B. Schooler

/s/ Elizabeth P. Stall                      Director                                          December 29, 2000
-------------------------------
Elizabeth P. Stall

/s/ David C. Wakefield III                  Director                                          December 29, 2000
-------------------------------
David C. Wakefield III

/s/ Vernon E. Merchant, Jr.                 Director                                          December 29, 2000
-------------------------------
Vernon E. Merchant, Jr.

/s/ C. Claymon Grimes, Jr.                  Director                                          December 29, 2000
-------------------------------
C. Claymon Grimes, Jr.

/s/ Samuel H. Vickers                       Director                                          December 29, 2000
-------------------------------
Samuel H. Vickers


                       INDEX TO EXHIBITS CONTAINED HEREIN

Exhibit


5.1      Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of The South Financial
         Group, Inc.

23.1     Consent of KPMG LLP.

23.2     Consent of Wyche, Burgess, Freeman & Parham, P.A.: Contained in Exhibit 5.1.

24.1     The Power of Attorney: Contained on the signature page of this Registration Statement.

99.3     Amendment No. 2 to the Company's Amended and Restated Stock Option Plan.








                                       9